As filed with the Securities and Exchange Commission on January 23, 1997
                             Registration No. 333-




                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                      ____________________________
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                      ____________________________


                          IONICS, INCORPORATED
         (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)


                     _____________________________
                            65 Grove Street
                    Watertown, Massachusetts  02172
          (Address, including zip code, and telephone number,
   including area code of registrant's Principal Executive Offices)
                     _____________________________

                             Stephen Korn
                  Vice President and General Counsel
                         Ionics, Incorporated
                            65 Grove Street
                    Watertown, Massachusetts  02172
                            (617) 926-2500
            (Name, address and telephone number, including
                   area code, of agent for service)
                    ______________________________

   Approximate date of commencement of proposed sale to the public:
     Promptly after this registration statement becomes effective.
                    _______________________________


                             Total of Sequentially Numbered Pages: 20
                      Exhibit Index on Sequentially Numbered Page: 17
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    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE


  Title of
 each class                   Proposed     Proposed
of securities    Amount       maximum      maximum        Amount of
   to be         to be         price       offering      registration
 registered    registered    per share(1)  price(1)          fee


Common Stock,     86,458        $45.88     $3,966,693      $1,203
par value
$1.00 per share


(1) The price of $45.88 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 20, 1997, is set forth solely for the purpose of calculating the registration fee, in accordance with Rule 457(c).


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

2/

S
                         IONICS, INCORPORATED
                         CROSS-REFERENCE SHEET
                PURSUANT TO ITEM 501 OF REGULATION S-K

Registration Statement
Item Number and Caption                        Prospectus Caption

1.  Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus.... Facing Page of Registration
                                               Statement; Cross Reference
                                               Sheet; Front Cover Page

2.  Inside Front and Outside Back Cover Pages
    of Prospectus............................. Front Cover Page; Back Cover
                                               Page; Available Information

3.  Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges........ The Company; Not Applicable;
                                               Not Applicable

4.  Use of Proceeds........................... Use of Proceeds

5.  Determination of Offering Price........... Front Cover Page; Plan of
                                               Distribution

6.  Dilution.................................. Not Applicable

7.  Selling Security Holders.................. Selling Shareholders

8.  Plan of Distribution...................... Front Cover Page; Plan of
                                               Distribution

9.  Description of Securities to be
    Registered................................ Not Applicable

10. Interests of Named Experts and
    Counsel................................... Experts; Legal Matters

11. Material Changes.......................... Not Applicable

12. Incorporation of Certain Information by
    Reference................................. Information Incorporated
                                               by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities............................... Not Applicable

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               Subject to Completion, Dated January 23, 1997

                           IONICS, INCORPORATED
__________________________________________________________________________
                               86,458 Shares
                               Common Stock
__________________________________________________________________________

    This Prospectus relates to the offer and sale of up to an aggregate of 86,458 shares of Common Stock, $1.00 par value per share (the "Shares"), of Ionics, Incorporated ("Ionics" or the "Company"), by eleven Company shareholders (the "Selling Shareholders"). The Selling Shareholders may sell the Shares at market prices prevailing at the time of the sale or at prices otherwise negotiated, or may transfer a portion of the Shares by way of gift. See "PLAN OF DISTRIBUTION." The Selling Shareholders and certain persons who purchase shares from them, including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION" and "SELLING SHAREHOLDERS."

    None of the proceeds from the resale of the Shares will be received by the Company. The Company is responsible for the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume brokerage commissions or other similar charges incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

    The Company's Common Stock is traded on the New York Stock Exchange under the symbol "ION." The last reported sale price for the Common Stock on January 22, 1997 was $46 5/8, as reported by the New York Stock Exchange.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is        , 1997.

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                          AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007 and 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed for trading on the New York Stock Exchange and such material may also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                  INFORMATION INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference as of their respective dates (File No. 1-7211):

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1996;

    3. The section entitled "Description of Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1990.

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    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents described above (other than exhibits to such documents). Requests for such copies should be directed to Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown,
Massachusetts  02172 (telephone: 617-926-2500).

                                THE COMPANY

    Ionics is a separations technology company involved worldwide in the manufacture and sale of membranes and related equipment for the purification, concentration, treatment and analysis of water and wastewater, in the supply of purified water, food and chemical products, and in the sale of bottled water and home water purifiers. The Company's business activities are divided into three segments: membranes and related equipment; water, food and chemical supply; and consumer products.

    Ionics was incorporated in Massachusetts in 1948. The Company's principal executive offices are located at 65 Grove Street, Watertown, Massachusetts 02172 and its telephone number is (617) 926-2500.

                              USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

















                                    -6-
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                           SELLING SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Shares as of January 1, 1997 and the number of Shares which may be offered for the account of the Selling Shareholders from time to time:

                                 Shares         Shares To      Shares
                                Beneficially    be Sold      Beneficially
                                Owned Prior     in the       Owned After
Selling Shareholder           to the Offering   Offering     the Offering(1)
Walter W. Hayden                   1,763           1,763         0
217 Conifer Terrace
Danville, CA  94506-4566

Mark J. Stone                      4,192           4,192         0
120 East 36th Street, #11E
New York, NY  10016

William C. Blansett                2,089           2,084         0
Simpson Bay Yacht Club #8
St. Maarten N.A.

William A. Cangieter               1,042           1,042         0
116 Cole Bay
St. Maarten, N.A.

Edward J. Hadeed                     251(2)            1        250(2)
P.O. Box 665
St. Johns, Antigua, W.I.

Christian S. Miller               63,262(3)       30,131     33,131(3)
20440 Glen Brae Dr.
Saratoga, CA  95070

David L. Grunau                   40,287(4)       19,644     20,643(4)
30 Harbor Cove Way
Mill Valley, CA  94941

Michael B. Nelson                 44,820(5)       21,910     22,910(5)
7465 Rollingdell Drive
Cupertino, CA  95014









                                       -7-
/7


                                     Shares         Shares To     Shares
                                    Beneficially    be Sold     Beneficially
                                    Owned Prior     in the      Owned After
Selling Shareholder               to the Offering   Offering    the Offering(1)
Dean E. Bedford                        4,258(6)      2,758         1,500(6)
P.O. Box 951
Road Town, Tortola, B.V.I.

Laura Miller (7)                         229           229             0
20440 Glen Brae Dr.
Saratoga, CA  95070

Anna Miller (7)                          229           229             0
20440 Glen Brae Dr.
Saratoga, CA  95070

Mark Keenan                            2,475         2,475             0
716 Cardegan Drive
Sunnyvale, CA  94087


(1) Assumes all Shares offered are sold. In each case, number represents less than 1% of the outstanding Common Stock.

(2) Includes 250 shares subject to options, as to which Mr. Hadeed has the right to acquire beneficial ownership.

(3) Includes 3,000 shares subject to options, as to which Mr. Miller has the right to acquire beneficial ownership.

(4) Includes 1,000 shares subject to options, as to which Mr. Grunau has the right to acquire beneficial ownership.

(5) Includes 1,000 shares subject to options, as to which Mr. Nelson has the right to acquire beneficial ownership.

(6) Includes 1,500 shares subject to options, as to which Mr. Bedford has the right to acquire beneficial ownership.

(7) Shares were transferred by gift from Christian S. Miller, who disclaims beneficial ownership of these Shares.







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                           PLAN OF DISTRIBUTION

    The Shares offered hereby may be sold from time to time by the Selling Shareholders acting as principals for their own account. The Company is responsible for all expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay brokerage commissions or other charges and expenses incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

    The distribution of the Shares by the Selling Shareholders is not currently subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest from time to time, and the Company believes that it is the intention of the Selling Shareholders to complete such sales within ninety (90) days of the date of this Prospectus. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the New York Stock Exchange or on any other exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Shareholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Shareholders will effect such transactions by selling Shares through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees which will be paid by the Selling Shareholders. Such brokers or dealers and the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation. One or more Selling Shareholders may also transfer some of their Shares by way of gift pursuant to this Prospectus.

    The Company will provide a copy of this Prospectus to the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

    State Street Bank & Trust Company, c/o Boston Equiserve, 150 Royall Street, Canton, Massachusetts 02021, is the transfer agent for the Company's Common Stock.

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                               LEGAL MATTERS

    Certain legal matters with respect to the issuance of the Shares are being passed upon for the Company by Stephen Korn, Vice President and General Counsel of the Company. Mr. Korn beneficially owns 81,555 shares of Common Stock, which number includes 80,000 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership, and 332 shares (as of September 30, 1996) in the Company's Section 401(k) Plan for the account of Mr. Korn.

                                  EXPERTS

    The consolidated financial statements and schedule of Ionics, Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus have been so incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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No dealer, salesperson or any other
person has been authorized to give any
information or to make any representations
not contained in this Prospectus and, if
given or made, such information or
representations must not be relied upon
as having been authorized by the Company.
This Prospectus does not constitute an                86,458 Shares
offer to sell, or a solicitation of an
offer to sell, any securities other than
the registered securities to which it               IONICS, INCORPORATED
relates, or an offer to or solicitation
of any person in any jurisdiction where
such an offer or solicitation would be
unlawful.  Neither the delivery of this                Common Stock
Prospectus nor any sale made hereunder
shall, under any circumstances, create
an implication that the information
contained herein is correct as of any
time subsequent to the date hereof.

_______________________________________
                                                    _____________________
      TABLE OF CONTENTS
                          Page                           PROSPECTUS
                                                    _____________________
Available Information......... 5
Information Incorporated by
 Reference.................... 5
The Company................... 6
Use of Proceeds............... 6
Selling Shareholders.......... 7
Plan of Distribution.......... 9
Legal Matters................. 10
Experts....................... 10                      __________, 1997

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                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    Expenses in connection with the distribution of the securities being registered hereby are estimated as follows:

    SEC Registration Fee.............................           $ 1,203
    Legal Fees and Expenses..........................             2,500
    Accounting Fees..................................             6,500
    Blue Sky Fees and Expenses.......................                 0
    Miscellaneous....................................               500
       Total.........................................           $10,703

    None of the above expenses will be paid by the Selling Shareholders.

Item 15. Indemnification of Directors and Officers

    The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or defending a civil or criminal action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

    Directors and officers are also insured up to an aggregate amount of $10,000,000 under a Directors' and Officers' Liability and Company Reimbursement Policy.

    The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 16. Exhibits

         4.1    Rights Agreement, dated as of                         *
                December 22, 1987, as amended and restated as of August 15, 1989, between Registrant and The first National Bank of Boston (filed as Exhibit 1 to Registrant's Current Report on Form 8-K dated August 30, 1989 and incorporated herein by reference).

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         4.2    Indenture, dated as of December 22, 1987,             *
                between Registrant and The First National
                Bank of Boston, relating to Rights Agreement
                (filed as Exhibit 2 to Registrant's Current
                Report on Form 8-K dated December 22, 1987 and incorporated herein by reference).

         4.3    Form of Common Stock Certificate (filed as            *
                Exhibit 4.10 to Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1990 and incorporated herein by reference).

5.0   Opinion re legality

         5.1    Opinion of Stephen Korn, Esq.

23.0  Consents of experts and counsel

         23.1   Consent of Coopers & Lybrand L.L.P.
         23.2   Consent of Stephen Korn (contained in Exhibit 5.1)

24.0  Power of Attorney
________________________
*   Incorporated by reference.

Item 17. Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Watertown and Commonwealth of Massachusetts on the 23rd day of January, 1997.

                           IONICS, INCORPORATED



                           By:/s/Arthur L. Goldstein
                           Arthur L. Goldstein, Chairman of the Board,
                           President and Chief Executive Officer

/15


      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
      Signature                      Title                       Date
/s/Arthur L. Goldstein         Chairman, President and Chief  January 23, 1997
Arthur L. Goldstein            Executive Officer (Principal
                               Executive Officer) and
                               Director

/s/Robert J. Halliday          Vice President, Finance and    January 23, 1997
Robert J. Halliday             Chief FinancialOfficer
                               (Principal Financial Officer
                               and Principal Accounting
                               Officer)

/s/Douglas R. Brown            Director                       January 23, 1997
Douglas R. Brown

/s/William L. Brown            Director                       January 23, 1997
William L. Brown

/s/Arnaud de Vitry d'Avaucourt Director                       January 23, 1997
Arnaud de Vitry d'Avaucourt

                               Director
Samuel A. Goldblith

/s/William E. Katz             Director                       January 23, 1997
William E. Katz

/s/Robert B. Luick             Director                       January 23, 1997
Robert B. Luick

/s/John J. Shields             Director                       January 23, 1997
John J. Shields

                               Director
Carl S. Sloane

/s/Mark S. Wrighton            Director                       January 23, 1997
Mark S. Wrighton

/s/Allen S. Wyett              Director                       January 23, 1997
Allen S. Wyett

*By:
    Attorney-in-fact

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                                 FORM S-3
                               EXHIBIT INDEX
                                                                 Sequential
Exhibit No.            Description                                Page No.
    4.1                Rights Agreement, dated as of                 *
                       December 22, 1987, as amended and
                       restated as of August 15, 1989, between
                       Registrant and The First National Bank
                       of Boston (filed as Exhibit 1 to
                       Registrant's Current Report on Form 8-K
                       dated August 30, 1989 and incorporated
                       herein by reference).

    4.2                Indenture, dated as of December 22, 1987,     *
                       between Registrant and The First National
                       Bank of Boston, relating to Rights Agreement
                       (filed as Exhibit 2 to Registrant's Current
                       Report on Form 8-K dated December 22, 1987
                       and incorporated herein by reference).

    4.3                Form of Common Stock Certificate (filed as    *
                       Exhibit 4.10 to Registrant's Annual Report
                       on Form 10-K for the year ended December 31,
                       1990 and incorporated herein by reference).

    5.0         Opinion re legality

                5.1    Opinion of Stephen Korn, Esq.                 18

    23.0        Consents of experts and counsel

                23.1   Consent of Coopers & Lybrand L.L.P.           19

                23.2   Consent of Stephen Korn (contained in
                       Exhibit 5.1).

    24.0        Power of Attorney                                    20

*   Incorporated by reference.













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